EXHIBIT 99.1

Contact:

Carol D. DeGuzman

Senior Director,

Corporate Communications

Tel: 650 845 7728

Email: cdeguzman@telik.com

FDA REMOVES PARTIAL HOLD ON TELCYTA CLINICAL DEVELOPMENT

Palo Alto, CA, October 15, 2007 — Telik, Inc. (Nasdaq: TELK) announced that the U.S. Food and Drug Administration (FDA) has removed the partial hold on TELCYTA®(canfosfamide HCl, TLK286) clinical trials. This action follows a complete review of TELCYTA data by the agency and permits the resumption of TELCYTA clinical development.

Telik, Inc. of Palo Alto, CA is a biopharmaceutical company focused on discovering, developing and commercializing novel small molecule drugs to treat serious diseases. The company’s most advanced drug development candidates are TELCYTA, a tumor-activated small molecule product candidate in clinical development for the treatment of advanced ovarian cancer and non-small cell lung cancer; and TELINTRA®, which is in clinical development for the treatment of myelodysplastic syndrome. Telik’s product candidates were discovered using its proprietary drug discovery technology, TRAP®, which enables the rapid and efficient discovery of small molecule drug candidates.

This press release contains “forward-looking” statements, including statements regarding plans for future clinical development of TELCYTA. Words such as “will,” “plans” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Telik’s current expectations. There are important factors that could cause Telik’s results to differ materially from those indicated by these forward-looking statements, including, among others, that if clinical trials of TELCYTA are further delayed or unsuccessful, Telik’s business would suffer, and if Telik does not obtain regulatory approval to market products in the United States and foreign countries, Telik will not be permitted to commercialize its product candidates. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Telik’s periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled “Risk Factors” in its quarterly report on Form 10 Q for the quarter ended June 30, 2007. Telik does not undertake any obligation to update forward-looking statements contained in this press release.

TELIK, the Telik logo, TELCYTA, TELINTRA and TRAP are trademarks or registered trademarks of Telik, Inc.

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